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                                BOWATER INCORPORATED
                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

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                   OF THE COMPANY FOR ANNUAL MEETING MAY 25, 1994

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         The undersigned hereby appoints Robert C. Lancaster, Ecton R. Manning and Wendy C. Shiba, or any one or more of them, each with full power of substitution, as proxies for the undersigned, to vote, as designated below, all the shares of 7% PRIDES Series B Convertible Preferred Stock, par value
    $1 per share, of Bowater Incorporated held of record by the undersigned on
    March 28, 1994, at the annual meeting of shareholders to be held May 25,
    1994, or any adjournment(s) thereof and in their discretion,
O   to vote upon any other matters which may properly come before the meeting.
    Election of Directors, Nominees:
X
    Anthony P. Gammie, H. Gordon MacNeill,
    Richard Barth, James White
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                                           COMMENTS (change of address) ( )
                                           (If you have written in the above
                                           space, mark the corresponding box on
                                           the reverse side of this card.)
     You are encouraged to specify your choices by marking the
appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors'
recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.
                                                                  SEE REVERSE
                                                                     SIDE
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      *
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL
BE VOTED FOR PROPOSALS 1 AND 2.
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
1. ELECTION OF DIRECTORS     FOR ALL NOMINEES ( )             WITHHOLD AUTHORITY (to ( )
                             LISTED BELOW                     vote for all nominees below)
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1. ELECTION OF DIRECTORS   EXCEPTIONS* (as indicated ( )
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                           to the contrary below)

 Anthony P. Gammie, H. Gordon MacNeill, Richard Barth, James White
 INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.) Exceptions
2. Proposal to ratify the appointment of independent
auditors.                FOR ( )             AGAINST ( )             ABSTAIN ( )
                                     PROXY DEPARTMENT
                                     NEW YORK, N.Y. 10203 0468    Address Change
                                                                   Mark Here ( )
                                           Change of address comments on reverse
                                           side.
                                           (Signature should conform exactly as
                                           name shown on this proxy. Executors,
                                           administrators, guardians, trustees,
                                           attorneys and officers signing for
                                           corporations should give full title.)
                                           Dated                          , 1994
                                              (Please be sure to insert date)
                                           Signed
                                                  Votes MUST be indicated
Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.
                                                (x) in Black or Blue ink. ( )
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